April __, 1996




   Dear Fellow Shareholder:

        On behalf of the Board of Directors, I am pleased to extend to you an invitation to attend the Annual Meeting of Shareholders of Southwest Georgia Financial Corporation ("the Company") to be held on Tuesday, April 30, 1996, at 4:30 P.M. at the Colquitt County Arts Center, 401 Seventh Avenue, S.W., Moultrie, Georgia.

       The notice of the meeting and Proxy Statement which appear on the following pages contain information about matters which are to be considered at the meeting. On February 23, 1996, the Board of Directors unanimously voted to approve certain amendments (collectively, the "Proposed Amendments") to the Articles of Incorporation, having determined that such amendments are advisable and in the best interest of the Company and its shareholders. These Proposed Amendments are described in detail within the Proxy Statement and Exhibits A-F.

        The Proposed Amendments are designed to afford certain protections from possible hostile takeover actions against Southwest Georgia Financial Corporation and to ensure that all shareholders of the Company will receive fair treatment in the event of any hostile, unsolicited offer to acquire or take control of the Company. We are not aware of any current effort to acquire control of the Company and are proposing these amendments in order to maintain the ability of the Board of Directors to protect shareholder interests in the future.

       The Proposed Amendments are not intended to prevent a friendly acquisition of the Company. They are, however designed to encourage any prospective acquiror to negotiate with your representatives on the Board of Directors and to preserve the flexibility of the Directors in any possible future negotiations.

        In order to ensure that your shares are voted at the meeting, please complete, date, sign and return the Proxy in the enclosed postage-paid envelope at your earliest convenience. Before voting, please read carefully the sections in the Proxy Statement which describe the Proposed Amendments and their purposes and effects. Every shareholder's vote is important, whether you own a few shares or many. I look forward to seeing you at the meeting.

                                      Sincerely,


                                      John H. Clark
                                      President

                  SOUTHWEST GEORGIA FINANCIAL CORPORATION
                                 P.O. Box 849
                            201 First Street, S.E.
                            Moultrie, Georgia 31768

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on April 30, 1996



     The annual meeting of shareholders of Southwest Georgia Financial Corporation ("the Company") will be held on Tuesday, April 30, 1996, at 4:30 P.M. at the Colquitt County Arts Center, 401 Seventh Avenue, S.W., Moultrie, Georgia, for the purposes of considering and voting upon:

        1. The election of twelve directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified; and

        2. To consider and act upon a proposal to amend the Company's Articles of Incorporation to authorize the issuance of up to 3,000,000 shares of Preferred Stock, $1.00 par value per share; and

        3. To consider and act upon a proposal to amend the Company's Articles of Incorporation to authorize the Board of Directors to consider constituencies when evaluating a business combination proposal; and

        4. To consider and act upon a proposal to amend the Company's Articles of Incorporation to eliminate cumulative voting for directors; and

        5. To consider and act upon a proposal to amend the Company's Articles of Incorporation to provide for the limitation of director liability; and

        6. To consider and act upon a proposal to amend the Company's Articles of Incorporation to require the affirmative vote of the holders of 80% of the issued and outstanding shares entitled to vote thereon to amend the Articles of Incorporation or the By-Laws of the Company; and

        7. To consider and act upon a proposal to amend the Company's Articles of Incorporation to enact a provision to govern potential business combination transactions with interested shareholders; and

        8. To consider and act upon a proposal to amend the Company's Articles of Incorporation to provide that directors can be removed only for cause by the affirmative vote of the holders of 80% of the issued and outstanding shares entitled to vote thereon; and

        9. In the discretion of management, to adjourn the Annual Meeting to permit solicitation of additional proxies in the event there are not sufficient affirmative votes to approve one or more amendments to the Articles of Incorporation.

       10. Such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 18, 1996 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

      Also enclosed is the Company's 1995 Annual Report to Shareholders, which contains financial data and other information about the Company.



                                            By Order of the Board of Directors,



                                            JOHN H. CLARK
                                            President

April __, 1996

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                  SOUTHWEST  GEORGIA  FINANCIAL  CORPORATION
                                 P.O. Box 849
                            201 First Street, S.E.
                            Moultrie, Georgia 31768

                               PROXY  STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Southwest Georgia Financial Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on April 30, 1996, and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation materials may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on April __, 1996.

     The  record of  shareholders entitled to  vote at  the Annual  Meeting of
Shareholders was taken as of the close of business on March 18, 1996.   On that
date, the  Company had outstanding and  entitled to vote 1,277,421   shares of
Common Stock, par value $1.00  per share.

     Any Proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering a signed writing revoking it or a duly executed Proxy bearing a later date to the Secretary of the Company at Southwest Georgia Financial Corporation, P.O. Box 849, Moultrie, Georgia 31776-0849. If the Proxy is properly completed and returned by the shareholder and is not revoked, it will be voted at the meeting in the manner specified thereon. If the Proxy is returned but no choice is specified thereon, it will be voted for all the persons named below under the caption "Information about Nominees for Director" and each of the proposals set forth below.


     In the event there is not a sufficient number of affirmative votes to approve the amendments to the Articles of Incorporation, management of the Company may seek to adjourn the Annual Meeting to permit solicitation of additional proxies. The place and date to which the Annual Meeting would be adjourned would be announced at the Annual Meeting. Pursuant to
Section 14-2-705 of the Georgia Corporate Code ("Georgia Code") in the event of such an adjournment, the Company would not be obligated to notify stockholders not attending the Annual
Meeting of the adjournment or to fix in advance thereof a new record date, as long as the record date set for the original meeting date is within 120 days before the adjourned meeting date. Such an adjournment would not invalidate any proxies previously filed.


       Approval of an adjournment would require the affirmative vote of a majority of the shares of the Company represented in person or by proxy at the Annual Meeting. In the absence of a vote "against" or an abstention with respect to adjournment, the proxy holder may vote in favor of the proposal. However, proxies directing a vote against a majority of the proposed amendments to the Articles of Incorporation will not be voted to adjourn the Annual Meeting without specific authority indicated on the proxy card.

     The Company will furnish without charge a copy of its Annual Report on Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995, including financial statements and schedules, to any record or any beneficial owner of its Common Stock as of March 18, 1996 who requests a copy of such report. Any request for the Form 10-KSB report should be in writing addressed to:

                              Mr. George R. Kirkland
                              Southwest Georgia Financial Corporation
                              P.O. Box 849
                              Moultrie, Georgia 31776-0849

     If the person requesting the report was not a shareholder of record on March 18, 1996, the request must include a representation that the
person was a beneficial owner of Common Stock on that date.   Copies of
any exhibits to the Form 10-KSB will also be furnished on request and upon the payment of the Company's expense in furnishing the exhibits.

                  VOTING  SECURITIES  AND  PRINCIPAL  HOLDERS

     The following table sets forth as of April 1, 1996, beneficial ownership of the Company's Common Stock by each "person" (as that term is defined by the Securities and Exchange Commission) known by the Company to be the beneficial owner of more that 5% of the Company's voting securities and by all directors and officers of the Company as a group.

Name And Address of                   Number of Shares
 Beneficial Owner                     Owned Beneficially               Percent of Class
- -------------------                   ------------------               ----------------
Leo T. Barber, Jr.                     242,571     (1,2)                    18.99%
617 Third Street, S.W.
Moultrie, Georgia 31768

Albert W. Barber                       230,121     (1,3,4)                  18.01%
118 Dogwood Circle
P.O. Box 627
Moultrie, Georgia 31768

The Employee Stock Ownership Plan      232,888                              18.23%
and Trust of Southwest Georgia
Financial Corporation
201 First Street, S.E.
Moultrie, Georgia 31768

All Directors and Officers as a Group  509,359                              39.87%
(23 persons)
________________


(1) Includes 129,825 shares held by the Louise W. Barber Trust, of which Leo T. Barber, Jr. and Albert W. Barber are joint trustees. Also includes 62,420 shares held by the L.T.B., Sr., Trust of which Leo T. Barber, Jr. and Albert W. Barber serve as co-trustees.

(2)   Includes 3,000  shares held in the name of Mr. Leo T. Barber's wife.

(3)   Includes 1,300  shares held in the name of Mr. Albert W. Barber's wife.

(4)   Includes 2,000   shares held  by the Estate  of Sue Barber Fontenot,  of
      which Albert W. Barber serves as executor.

  At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. The Company has proposed to eliminate cumulative voting rights in future elections of directors. See "Proposal 4 -- Elimination of Cumulative Voting Rights." Cumulative voting allows a shareholder to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates.

                               NOMINATION  AND  ELECTION  OF  DIRECTORS

    The bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors. The exact number of directors is currently set at twelve by Board resolution. The number of directors may be increased or decreased within the foregoing range from time to time by the Board of Directors or resolution of the shareholders. The terms of office for directors continue until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until earlier resignation, removal from office or death.

     Each Proxy executed  and returned  by a shareholder  will be  voted as
specified thereon by the shareholder.   If no specification is  made, the
Proxy will be voted for the election of the nominees named below to constitute the entire Board of Directors. In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy  will be voted for such other person as may be designated by the Board of Directors as substitute nominee, but in no event will the Proxy be voted for more than
twelve nominees.   Management of the Company has no reason to believe that any nominee will not serve if elected. All the nominees are currently directors of the Company.

     Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in the election at a meeting at which a quorum is present. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or by proxy. An abstention would not be considered to be one of the "votes cast" for purposes of the first sentence of this paragraph, but would be included in determining whether a majority of the outstanding shares is represented for determining whether a quorum is present at a meeting.


                              INFORMATION  ABOUT  NOMINEES  FOR  DIRECTOR

   The following information as of April 1, 1996, has been furnished by the respective nominees for Director. Except as otherwise indicated, each nominee has been or was engaged in his present or last principal employment, in the same or a similar position, for more than five years.

                                                                            Number of Shares
                                    Information                             Owned Beneficially
Name (Age)                         About Nominee                            (Percent of Class)
- ----------                        ---------------                           -------------------
John H. Clark (58)        President and Director of Southwest                  37,890
                          Georgia Bank (the "Bank") since 1978,              (2.97%) (1)
                          Mr. Clark has served as President
                          and Director of the Company since 1980.

Leo T. Barber, Jr. (73)   A Director of the Bank since 1951 and of            242,571
                          the Company since 1981, Mr. Leo Barber is         (18.99%) (2)
                          Chairman of the Board of both the Bank and the
                          Company.  He is a general partner of South Georgia
                          Finance Company, a family investment company.
                          Also, he is President of South Georgia
                          Investment Company, a rental and investment
                          company.

Albert W. Barber (66)     A Director of the Company and Bank since 1990,      230,121
                          Mr. Albert Barber is a general partner of South   (18.01%) (3)
                          Georgia Finance Company, a family investment
                          company.  Also, he is Vice President and Treasurer
                          of South Georgia Investment Company, a rental and
                          investment company.

R. Bradford Burnette (56) President and Chief Executive Officer of Park Avenue    161*
                          Bank, which is located in Valdosta, Georgia.
                          Mr. Burnette was elected as Director of the Bank
                          and the Company by the Board in 1995.  Mr. Burnette
                          is standing for election as Director of the
                          Company for the first time at the Company's
                          1996 Annual Meeting.

Robert M. Duggan (64)     A Director of the Bank since 1980 and of            15,751
                          the Company since 1981, Mr. Duggan is a             (1.23%)
                          retired President of Davis Gas Company
                          and is currently self employed as a tree
                          farmer.

E. J. McLean, Jr. (73)    A Director of the Company since 1981 and of         24,411
                          the Bank since 1980, Mr. McLean is a retired        (1.91%)
                          Vice President and active consultant of McLean
                          Engineering Company, Inc., a consulting
                          engineering firm.

Glenn D. Moon (66)        A Director of the Bank and the Company since         5,501*
                          1995, Mr. Moon is a retired Senior Vice
                          President and Trust Officer of the Bank and
                          the Company.

Richard L. Moss (44)      A Director of the Bank since 1980 and of the        10,136*
                          Company since 1981, Mr. Moss is
                          President of Moss Farms.

Lee C. Redding (49)       A Director of the Bank and the Company since        10,129*
                          1995, Dr. Redding is a Dentist and owner
                          of a family dental practice since 1976.

Roy H. Reeves (36)        A Director of the Bank and the Company since        13,523
                          1991, Mr. Reeves is Secretary-Treasurer of          (1.06%)
                          Kelly-Reeves Furniture Company and managing
                          partner with Reeves Properties, a property
                          rental company.

Jack Short (73)           A Director of the Bank since 1975 and of the        12,636*
                          Company since 1981, Mr. Short is Vice Chairman
                          of the Board of both the Bank and the Company.
                          Also, he is a Partner in the law firm of Short
                          and Fowler.

Johnny R. Slocumb (43)    A Director of the Bank and the Company since        13,661
                          1991, Mr. Slocumb is owner of the Slocumb           (1.07%)
                          Company, a company which offers real estate
                          and insurance services.

- ---------------------
* Less than one percent (1%)

(1) Includes 21,731 shares allocated to the account of Mr. Clark in the Employee Stock Ownership Plan and Trust, over which shares Mr. Clark exercises voting power.

(2) Includes 129,825 shares owned of record by the Louise W. Barber Trust, of which Mr. Leo T. Barber is co-trustee, 62,420 shares owned of record by the L.T.B.,Sr.,Trust of which Mr. Barber is co-trustee, and 3,000 shares owned of record by Mr. Barber's wife.

(3)   Includes 129,825   shares owned of record by the Louise W. Barber Trust,
      of which Mr. Albert Barber is co-trustee, 62,420 shares owned by the L.T.B.,Sr.,Trust of which Mr. Barber is co-trustee, 1,300 shares owned of record by Mr. Barber's wife, and 2,000 shares owned by the Estate of Sue Barber Fontenot, of which Mr. Barber is executor.

         There are no family relationships between any director, executive officer or nominee for director of the Company or any of its subsidiaries with the exception of two directors, Leo T. Barber, Jr. and Albert W. Barber, who are brothers.

                            EXECUTIVE  COMPENSATION

     The Company did not pay any  remuneration to its officers during the year
ended December 31, 1995.   The following table sets forth the annual and other
compensation paid or accrued for each of the last three fiscal years, including directors' fees, for John H. Clark, who is the President and Director of the
Company and the Bank.   No other executive officers of the Company were paid
$100,000  or more in salary, bonus and directors' fees during 1995.

Summary Compensation Table
Name and Principal                               Annual Compensation                         All Other
                                   ------------------------------------------------
Position During 1995               Year       Salary          Bonus           Other        Compensation
- --------------------               ----       ------          -----           ------       ------------
John H. Clark                      1995      143,400          35,000          1,800  (1)   27,750  (2)
President of the Company and       1994      139,400          36,000          1,800  (1)   27,151  (2)
the Bank                           1993      133,508          36,000          1,800  (1)   28,351  (2)



(1) Amount represents fair market value of discount on stock purchased under the Company's stock plan for officers and directors, which allows a participant to receive Common Stock in lieu of salary and directors' fees, up to certain limits, with a value of 150% of the cash compensation foregone by each participant.


(2) Amount includes Bank's contributions to defined contribution plan of $22,500, contribution to supplementary retirement plan of $3,900, and premiums for group term life insurance of $1,350.

     The Company has never granted restricted stock, options, stock appreciation rights or similar awards to any of its present or past executive officers.

Compensation of Directors


     Compensation. The Board of Directors of the Bank consists of the same members as the Board of Directors of the Company. In 1995, the Chairman, Vice Chairman and each Director of the Bank received an annual fee of $6,000, $4,200, and $2,400, respectively, and $100 per Bank's Board meeting attended. Also, each Director of the Bank received $50 per Bank's Board committee meeting attended. The Directors of the Company are not compensated for membership on the Company's Board of Directors.

Employment Contracts and Termination of Employment and Change in Control Arrangements

     On November 21, 1989, the Company entered into an employment agreement (the "Agreement") with John H. Clark, employing Mr. Clark as Chief Executive Officer until ten (10) years after the date of the Agreement (the "Term") or
until the  Agreement is earlier terminated.   Under the Agreement the Board of
Directors of the Bank or Company has discretion to determine Mr. Clark's compensation , based upon the financial successes of and the contribution of Mr. Clark to the Bank and the Company. Benefits of the kind customarily granted to other executives of the Bank and Company, including disability insurance, medical insurance for life and life insurance, identical to that provided to Mr. Clark at the commencement of the Term, until age 65 and thereafter with life insurance comparable to that provided to retirees at the commencement of the Term, shall be granted to Mr. Clark under the Agreement. In determining Mr. Clark's compensation under the Agreement, the Board subjectively considers Mr. Clark's tenure with the Bank and Company and the growth in assets and the results of operations of the Company during Mr. Clark's tenure.

Mr. Clark's employment may be terminated  for cause if Mr. Clark violates or breaches any material term of the Agreement, habitually neglects his duties
or is convicted of a felony.    If Mr. Clark is terminated for cause, the Bank
and the Company will have no further financial obligation to Mr. Clark.

     If Mr. Clark's employment terminates for any reason, Mr. Clark agrees not to provide banking services or solicit certain bank customers within certain geographical limits within five years of such termination. In consideration for such non-compete agreement and services rendered, if Mr. Clark's employment is terminated without cause prior to the end of the Term, Mr. Clark will receive a termination payment annually during the remainder of the Term. The amount of such annual payment will depend upon the year of termination, and can vary from an annual payment of $100,000 for the remaining four years of the Term to a single payment of $125,000 if Mr. Clark were terminated during the last year of the Term.

              CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     The Bank from time to time has had, and expects to have in the future, banking transactions in the ordinary course of business with officers and directors of the Company and their related interests, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and such transactions have not involved more than the normal risk of collectibility or presented other unfavorable features.


           MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held 12 regular meetings during 1995.   All of the
directors attended at least seventy-five percent (75%) of the Board and committee meetings held during their tenure as directors.

     The Company has a personnel committee of the Board of Directors. This committee is composed of three members, John H. Clark, Leo T. Barber, Jr., and Jack Short. The committee, which recommends compensation levels for the Bank's employees, held two meetings during 1995. The Company has no standing audit or nominating committee of the Board of Directors or committee performing similar functions.

                           DISSENTERS' RIGHTS

     Any shareholder of record of Common Stock who objects to the amendment to the Articles of Incorporation to eliminate cumulative voting rights ("Proposal no. 4," described below) and who fully complies with Section 14-2-1301, et seq. of the Georgia Code will be entitled to demand and receive payment in cash of an amount equal to the fair value of all, but not less than all, of his shares of Common Stock ("dissenters' rights") if the amendment to the Articles of Incorporation to eliminate cumulative voting rights is approved. A shareholder who objects to any other proposed amendment to the articles of incorporation described below will not be entitled to dissenters' rights. A shareholder of record may assert dissenters' rights with respect to Proposal no. 4 as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial owner and notifies the Company in writing of the name and address of each person on whose behalf he asserts dissenters' rights. For the purpose of determining the amount to be received in connection with the exercise of statutory dissenters' rights under the Georgia Code, the fair value of a dissenting shareholder's Common
Stock equals the value of the shares immediately before the date on which the amendment to the Articles of Incorporation to eliminate cumulative voting rights is approved, excluding any appreciation or depreciation in anticipation of such amendment.


     Any Company shareholder desiring to receive payment of the fair value of his Common Stock in accordance with the requirements of the Georgia Code:


     (a) must deliver to the Company, prior to the time the shareholder vote on Proposal no. 4, the amendment to the Articles of Incorporation to eliminate cumulative voting rights, is taken, a written notice of his intent to demand payment for his shares if such amendment is approved;

     (b)  must not vote his shares in favor of such amendment;
and

     (c) must demand payment and deposit stock certificates representing Company Common Stock in accordance with the terms of a notice which will be sent to the shareholder by the Company no later than 10 days after such amendment is approved.

     A filing of the written notice of intent to dissent with respect to the amendment to the Articles of Incorporation to eliminate cumulative voting rights should be sent to:

          John Clark, President
          Southwest Georgia Financial Corporation
          201 First Street, S.E.
          Moultrie, GA  31768.


A VOTE AGAINST PROPOSAL NO. 4, THE AMENDMENT TO ELIMINATE CUMULATIVE VOTING RIGHTS, ALONE WILL NOT SATISFY THE REQUIREMENTS FOR THE SEPARATE
WRITTEN NOTICE OF INTENT TO DISSENT TO THE AMENDMENT, THE
SEPARATE WRITTEN DEMAND FOR PAYMENT OF THE FAIR VALUE OF SHARES
OF COMPANY COMMON STOCK AND THE DEPOSIT OF THE STOCK
CERTIFICATES, WHICH ARE REFERRED TO IN CONDITIONS (A) AND (C)
ABOVE.  RATHER, A DISSENTING SHAREHOLDER MUST SEPARATELY COMPLY
WITH ALL OF THOSE CONDITIONS.



     Within ten days of the later of the date on which Proposal no. 4, the amendment to the Articles of Incorporation to eliminate cumulative voting rights, is approved, or receipt of a payment demand by a shareholder who deposits his stock certificates in accordance with the dissenters' notice sent to those shareholders who notify the Company of their intent to dissent and take
appropriate steps to dissent, described in (a), (b) and (c)
above, the Company must offer to pay to each dissenting
shareholder the amount the Company estimates to be the fair value of the dissenting shareholder's shares, plus accrued interest.
Such offer must be accompanied by:

     (a) The Company's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of making payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     (b)  An explanation of how the interest was calculated;

     (c) A statement of the dissenting shareholder's right to demand payment of a different amount under Section 14-2-1327 of the Georgia Code; and

     (d) A copy of the dissenters' rights provisions of the Georgia Code.

     If the dissenting shareholder accepts the Company's offer by written notice to the Company within 30 days after the Company's offer, or is deemed to have accepted the offer by reason of failing to respond to such offer within such 30-day period, the Company must make payment for the dissenting shareholder's shares within 60 days after the making of the offer or the date on which the amendment to eliminate cumulative voting rights is approved by shareholders, whichever is later. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in his shares of Common Stock.

     If within 30 days after the Company offers payment for the shares of the dissenting shareholder, the dissenting shareholder does not accept the Company's estimate of fair value of his shares and interest due thereon and demands payment of his own estimate of the fair value of the shares and interest due thereon, then the Company, within 60 days after receiving the payment demand of a different amount from a dissenting shareholder, must file an action in a court of competent jurisdiction in Colquitt County, Georgia, requesting that the fair value of such shares be found and determined. The Company must make all dissenting shareholders whose demands remain unsettled parties to the proceedings. If the Company does not commence the proceeding within such 60-day period, it shall be required to pay each dissenting shareholder whose demand remains unsettled the amount demanded by the dissenting shareholder who did not accept the Company's estimate of the fair value of the shares of Common Stock.

     The foregoing does not purport to be a complete statement of the provisions of the Georgia Code related to statutory dissenters' rights and is qualified in its entirety by reference to the dissenters' rights provisions of the Georgia Code, which are reproduced in full in Appendix A to this Proxy Statement and which are incorporated herein by reference.

                    AMENDMENTS TO ARTICLES OF INCORPORATION
                             PROPOSALS 2 THROUGH 8

            Introduction

      The Board of Directors has approved unanimously all of the amendments described below (collectively, the "Proposed Amendments") to the Articles of Incorporation, as amended of the Company (collectively, the "Articles of Incorporation"),having determined that such amendments are advisable and in the best interests of the Company and its shareholders. The Proposed Amendments are set forth in Exhibits A-F attached hereto and are described in detail below.

   If the Proposed Amendments are approved by the shareholders, the amendments as set forth in Exhibits A-F hereto will be reflected in the Articles of Incorporation. If not all of the amendments proposed hereby are approved by the shareholders, only those amendments which are approved will be reflected in the Articles of Incorporation. The Company believes that its officers and directors will vote shares of Common Stock owned by each of them in favor of the Proposed Amendments, but it has not polled its officers and directors about this matter; therefore no assurances can be given in this regard.


   Adoption of the Proposed Amendments could have a significant effect on the ability of shareholders and the Company to benefit from mergers, tender offers, acquisitions or assumptions of control which may be opposed by the incumbent Board of Directors and may render such transactions more difficult, even if beneficial to some or all shareholders. Accordingly, before voting, shareholders are urged to read carefully the following sections of this Proxy Statement which describe the Proposed Amendments and their purposes and effects; however, the following descriptions do not purport to be complete and are qualified in their entirety by the full text of the Proposed Amendments to the Articles of Incorporation.

The Proposed Amendments

      General. The Proposed Amendments would (i) amend the Company's Articles of Incorporation to authorize the issuance of 3,000,000 shares of Preferred Stock $1.00 par value per share; (ii) amend the Company's Articles of Incorporation to authorize the Board of Directors to consider, in addition to the effects of any transaction on the Company and its shareholders, the interests of employees, customers, suppliers and creditors of the Company and the Bank and the communities in which the Company and the Bank are located, and any other factors and interests the Board considers appropriate ("constituencies") when evaluating a transaction; (iii) amend the Company's Articles of Incorporation to eliminate cumulative voting for directors; (iv) amend the Company's Articles of Incorporation to provide for the limitation of director liability; (v) amend the Company's Articles of Incorporation to re-quire the affirmative vote of the holders of 80% of the issued and outstanding shares entitled to vote thereon to amend the Articles of Incorporation or the By-Laws of the Company; (vi) amend the Company's Articles of Incorporation to enact a provision to govern potential business combination transactions with interested shareholders; and (vii) amend the Company's Articles of Incorporation to provide that directors can be removed only for cause by the affirmative vote of the holders of 80% of the issued and outstanding shares entitled to vote thereon.

   Purpose and Effect of the Proposed Amendments. A principal purpose of the Proposed Amendments is to supplement and strengthen existing provisions of the Articles of Incorporation and By-Laws and to discourage certain types of transactions that involve an actual or threatened change of control of the Company that the Board believes is not in the Company's best interests. These provisions are intended to make any change in the control of the Board more difficult and time-consuming and thereby encourage potential acquirors to negotiate with the Board prior to commencing any takeover of the Company. The provisions would reduce the vulnerability of the Company to an unsolicited proposal for the takeover of the Company which is (i) unfair in that it does not contemplate the acquisition of all of the outstanding shares or (ii) at a price that is unfair or under conditions that are unfair. The Board believes that as a general rule such unsolicited proposals are not in the best interests of the Company and its shareholders because (i) in cases where a potential acquiror seeks to acquire less than all shares of a company the acquiror will often pay a premium for a controlling interest in the company, without affording all shareholders the opportunity to receive the same economic benefits; for instance, an acquiror may seek to pay cash to acquire a controlling interest and then to pay remaining shareholders a lower price than paid for the acquisition of control or to pay for such shares in a less desirable form, (ii) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices, and
(iii) a non-negotiated takeover may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions. If such provisions are approved, the Board could reject a transaction that it deems not in the Company's best interest even if supported by some or all of the shareholders and even if some or all shareholders are offered a premium for their shares over the then current market value or over their cost basis in such shares.


      The Proposed Amendments are also intended to discourage accumulations of substantial blocks of the Company's stock and "surprise" takeovers and to provide management and the Board with sufficient time and information to evaluate properly takeover or business combination proposals. The Proposed Amendments should also promote conditions conducive to continuity and stability of the Board and its management and policies.

      The Board believes that it is in a better position to negotiate effectively on behalf of all shareholders than the individual shareholders of the Company in that the Board is likely to be more knowledgeable than any individual shareholder in assessing the business and prospects of the Company. Accordingly, the Board is of the view that negotiations between the Company and a potential acquiror would increase the likelihood that shareholders would receive the best possible price for their shares from anyone desiring to obtain control of the Company.


      Possible Disadvantages of the Proposed Amendments and Other Considerations. The Proposed Amendments, if adopted, may make more difficult or discourage a proxy contest or the assumption of control of the Company or the consummation of a business combination by a holder of a substantial block of the Company's stock. Adoption of the Proposed Amendments also may make more difficult the removal of the incumbent Board or the enlargement of the Board and thus could increase the likelihood that incumbent directors will retain their position. If adopted, the Proposed Amendments also could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and some or all of the shareholders, and could discourage offers by third parties that may be at a significant premium to the then-current market value of the Company's Common Stock. Nevertheless, the Board believes that the benefits of enhancing its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of discouraging such proposals.


      The proposals are not being submitted in response to any specific effort of which the Board is aware to accumulate the Company's Common Stock or to obtain control of the Company. The Board believes, however, that it is desirable for the shareholders to adopt the Proposed Amendments at this time to provide the Company with a degree of flexibility in negotiations should such efforts occur in the future.

      The Board believes that the Proposed Amendments will have no material adverse effect on the present market value of the Company's Common Stock.
Since the 1980's,companies throughout the United States have adopted provisions in their Articles of Incorporation and bylaws similar to the Proposed Amendments. As a result, the Board believes shareholders are accustomed to the adoption of such provisions by companies with respect to which they own equity interests. The Board believes that its shareholders and the communities in which the Company does business, generally the market area for its Common Stock (which is not publicly traded), will not consider the Proposed Amendments, if adopted, to negatively impact the value of their ownership interests in the Company.

Proposal No. 2 - Authorization of Preferred Stock

      The Board of Directors proposes that Article V of the Company's Articles of Incorporation amended to authorize the issuance of up to 3,000,000 shares of Preferred Stock, par value $1.00 per share. The terms of the Preferred Stock are set forth as Exhibit A to this Proxy Statement and are incorporated herein by reference. If approved by the shareholders, the Board would have the authority to issue the Preferred Stock in one or more series and to fix or alter the designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series, including the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provision), liquidation preferences and the number of shares constituting any such series, without any further vote or action by the shareholders. The various series of Preferred Stock, as determined by the Board of Directors from time to time, will not be required to be on a parity with each other series and to share ratably in the payment of dividends or as to assets on liquidation. Such determinations will be made by the Board at the time that it establishes a particular series of Preferred Stock and will take into account the circumstances pertinent at that time. Shares of Preferred Stock reacquired by the Company from time to time could, in the discretion of the Board of Directors, be reissued as shares of the same or any other series.

      The Board believes it is in the best interest of the Company to establish authority for the issuance of Preferred Stock in order to meet the possible future developments for which the issuance of such shares may be desirable, or to provide for future acquisitions of desirable property or securities of other businesses, or to sell shares for cash under circumstances in which the Board deems such action to be in the best interest of the Company and its shareholders, or for other corporate purposes. If authorization of the Preferred Stock were postponed until specific needs arose, the time and expense incident to shareholder action on each proposed issuance might deprive the Company of a degree of flexibility in negotiation, which in the Board's view is important to an effective use of such shares. Such flexibility will be available if the shareholders authorize the creation of the new class of Preferred Stock.

      Shares of Preferred Stock could be issued with such rights, privileges and preferences as would deter a future tender or exchange offer. It is possible that the unissued shares of Preferred Stock could be used in the future by the Board of Directors in such a manner as to discourage the acquisition of control or some other transaction that some, or a majority, of the shareholders might believe to be in their best interest, or in which the shareholders might receive a premium for their stock over the market price of such stock. To the extent that any series of Preferred Stock had conversion rights, the exercise of such conversion rights could have the effect of diluting the voting power of persons attempting to gain control of the Company. The Board of Directors has no present intention to issue shares of Preferred Stock to implement defensive or anti-takeover devices in the present environment.

      The full text of the proposed amendment to Section V of the Articles of Incorporation is contained in Exhibit A to the Proxy Statement and is incorporated herein by reference.


      Adoption of the foregoing amendment to the Company's Articles of Incorporation requires the approval of the holders of a majority of the issued and outstanding Common Stock. Abstentions and broker non-votes will be included in determining whether a quorum is present at the meeting, but would have the effect of votes against the proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION. UNLESS A VOTE "AGAINST" OR AN ABSTENTION IS INDICATED ON A PROXY, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL.


Proposal No. 3 - Authorization For Board of Directors to Consider
Constituencies

      The Board of Directors has proposed the adoption of an amendment to the Company's Articles of Incorporation that allows the Board to consider factors in addition to the effects of any transaction on the Company and its shareholders (the "Business Judgment Amendment").


     Under present Georgia law, the directors of a corporation are required to discharge their duties in good faith and with that degree of diligence, care and skill that ordinarily prudent men would exercise under similar circumstances in like positions, whether in accepting or rejecting a solicitation offer or pursuing other alternatives or defenses. The provisions of the Company's articles of incorporation and bylaws guide directors in discharging their duties. Actions taken by directors in accordance with their fiduciary duties will generally be afforded the protections of the business judgment rule. Historically, in the takeover context, the board's duty is to endeavor to achieve the best possible result for its shareholders.

        Often, a board may believe that their duties translate into a duty to maximize the monetary gain of the shareholders although this is not a requirement under the Georgia Code; a focus on price is often criticized because it ignores other relevant factors. In order to define more fully those factors the Board of Directors may consider to determine in good faith their response to a tender offer or similar proposal, the Business Judgment

Amendment has been submitted for shareholder approval. In a transaction in which an acquiror must negotiate with the Board, the Board may take account of the underlying and long-term values of the Company's business, the possibilities for more favorable terms, anticipated favorable developments in the Company's business not yet reflected in the stock price and equal treatment of all shareholders. By adopting Proposal No. 3, authorization for the Board to consider constituencies, the shareholders would make it explicit to potential acquirors that the Board may consider the foregoing factors, among others, when negotiating with a potential acquiror. Historically, the Company has not received an unsolicited takeover offer.

      If the shareholders adopt the proposed amendment, the Board of Directors would be expressly authorized, but not required, to consider other factors when deciding what is in the best interests of the Company and its shareholders. This expanded business judgment could be utilized by the Board when deciding whether to accept, reject, or investigate a proposal or offer for the Company or its securities. These factors could include, without limitation, the interests of the employees, customers, suppliers and creditors of the Company and its subsidiary, the communities in which offices of the Company and its subsidiary are located and all other factors which the Board considers appropriate. Additional factors could include, but would not be limited to factors such as the adequacy of the purchase price compared not only to the then-current market price, but also to the directors' estimates of the future value of the Company, and the short-term and long-term interests of the Company, including the possibility that the best interests of the Company may be served by remaining independent from any other entity.

     The Business Judgment Amendment could deter offers made directly to the shareholders or the Company or result in the Board of Directors' rejecting an offer or transaction that would provide shareholders a premium on their investment. The adoption of this proposal could result in the Board of Directors' justifying the rejection of business combination proposals considered favorable by the shareholders on the grounds that the "other factors considered" outweigh the short-term profit potential of the acquisition proposal. On the other hand, this proposal frees the Board to consider a broad range of criteria when carrying out their duties to the Company and its shareholders, rather than being constrained by shareholder monetary benefit. The Board believes that the Company and the shareholders are best served by a full consideration of a broader spectrum of ramifications on the Company's business, rather than restricting the scope of the Board's inquiry.

      While value to shareholders is a very important factor when weighing the benefits of a proposal, the Board of Directors believes it appropriate also to consider other relevant factors. For example, a takeover bid often places the target company in the position of making a forced sale, sometimes when the market price of its stock may be temporarily depressed. The Board of Directors believes that frequently the consideration offered in such a situation, even though it may be in excess of the then market price, is less than that which could be obtained in a freely negotiated transaction. Management, in a freely negotiated transaction, on the other hand, would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate for the most favorable price and terms which reflect not only the current but also the future value of the Company. If the Business Judgment Amendment is approved by shareholders, the Board of Directors could consider such factors.

      The Board of Directors also believes that adoption of the Business Judgment Amendment may create an attitude of confidence on the part of its employees and customers which will be of immediate benefit to the Company. In the opinion of the Board of Directors, approval of the Business Judgment Amendment will strengthen its position in dealing with the Company's business. Another effect of the proposed Business Judgment Amendment may be to dissuade shareholders from engaging the Company in costly litigation when such shareholders are displeased with Board action. Such litigation might require significant management time, and, for example, might otherwise involve an allegation by a shareholder that the Board of Directors breached an obligation to shareholders by not limiting its evaluation of a takeover bid to the value of the consideration being offered in relation to the then market price.

     Litigation could be deterred because the Business Judgment Amendment, by broadening the range of factors the Board of Directors may consider when evaluating a proposal, reduces the number of issues upon which a shareholder is likely to be successful in a lawsuit alleging that the Board of Directors violated its duties. The Board of Directors believes that the Business Judgment Proposal would not deter legitimate shareholder lawsuits, but instead would only deter lawsuits where the only issue is the price of an offer or similar transaction.

      Another effect of the proposed amendment may be to discourage, in advance, a tender offer or other proposal. The Business Judgment Amendment would not make a tender offer or similar transaction regarded by the Board of Directors as being in the best interests of the Company more difficult to accomplish. However, it would permit the Board of Directors to determine that a proposed transaction was not in the best interests of the Company (and thus to oppose it) on the basis of the various factors deemed relevant. In some cases, such opposition by the Board of Directors might have the effect of maintaining the position of incumbent management.

      The full text of the proposed amendment to the Articles of Incorporation is contained in Exhibit B to the Proxy Statement and is incorporated herein by reference.


      Adoption of the foregoing amendment to the Company's Articles of Incorporation requires the approval of the holders of a majority of the issued and outstanding shares of Common Stock. Abstentions and broker non-votes will be included in determining whether a quorum is present at the meeting, but would have the effect of votes against the proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE BOARD OF DIRECTORS TO CONSIDER CONSTITUENCIES. UNLESS A VOTE "AGAINST" AN ABSTENTION IS INDICATED ON A PROXY, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL.


Proposal No. 4. - Elimination of Cumulative Voting Rights


      The shareholders are being requested to approve an amendment to the Company's Articles of Incorporation to eliminate cumulative voting in the election of directors. Currently, the Articles of Incorporation provide for cumulative voting rights. In an election of directors governed by cumulative voting rights, the shareholders are entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates.

        Currently, to ensure the right to elect one board member through cumulative voting, a shareholder must control one more share than the total number of voting shares divided by the number of directors to be elected plus one, or 1 + V/(D+1), where V is the number of voting shares, and D is the number of directors to be elected. Therefore, using cumulative voting, assuming that 12 directors are to be elected, and assuming all 1,277,421 of the currently issued and outstanding shares of the Company are voted, a shareholder must control 98,264 shares to ensure the right to elect one director. This amount is equal to approximately 7.69 percent of the total number of outstanding shares of the Company. If cumulative voting is eliminated, a shareholder would have to control greater than 50 percent of the total number of shares voting in order to ensure the right to elect one or more board member.


   If the proposal is adopted, in all future elections of the Board of Directors holders of a plurality of the shares actually voted (assuming that a quorum is present) will be able to elect all of the directors being elected at the time. The elimination of cumulative voting is not a departure from the manner in which the Company's directors have been elected in the past. Although the Company's Articles of Incorporation have always permitted cumulative voting,such voting has never been used in the election of a director to the Company's board. The elimination of cumulative voting will make it more difficult for a minority shareholder or shareholders to obtain representation on the Board of Directors without the concurrence of holders of a majority of the shares. In addition, the proposal can function as an anti-takeover device. It may under certain circumstances discourage or render more difficult a merger, tender offer or proxy contest or discourage the acquisition of large blocks of the Company's shares by persons who would not make such an acquisition without assurances of the ability to attain representation on the Board of Directors. On the other hand, the Board believes that each director should represent the interests of all shareholders, and that the presence on the Board of Directors of one or more directors representing the interests of a minority shareholder or group of shareholders could prevent the Company from operating in the most effective manner.

      The proposal to eliminate cumulative voting is not in response to any effort by a minority shareholder or group of shareholders to attain representation on the Board of Directors or acquire greater influence in the management of the Company's business, nor is the Company aware of any such effort. Furthermore, it is not in response to any attempt to acquire control of the Company, nor is the Company aware of any such attempt.

      The proposed amendment to the Articles of Incorporation would delete in its entirety Article VI of the Articles of Incorporation, as amended. Proposal no. 4 gives rise to dissenters' rights. See "Dissenters' Rights" above.



      Adoption of the foregoing amendment to the Company's Articles of Incorporation requires the approval of the holders of a majority of the issued and outstanding shares of Common Stock. Abstentions and broker non-votes will be included in determining whether a quorum is present at the meeting, but would have the effect of votes against the proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS. UNLESS A VOTE "AGAINST" OR AN ABSTENTION IS INDICATED ON A PROXY, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL.


Proposal No. 5 - Limitation of Director Liability

      The Board of Directors recommends that the shareholders adopt an amendment to the Articles of Incorporation to limit, as allowed since 1989 by the Georgia Business Corporation Code (the "Georgia Code"), director liability for monetary damages to the Company, as described below. Under the present provisions of the Company's Articles of Incorporation, there is no limitation on the liability of directors. While adoption of the proposed amendment affects the potential liability of members of the current Board of Directors, and the current members are, therefore, interested in its adoption, the Board is of the view that the proposed amendment is important to help assure the ability of the Company to recruit and retain competent directors. The
Bank has in place a limitation on director liability to the fullest extent allowed by the Georgia Financial Institutions Code, although Georgia law does not allow for a limitation on liability to the banking subsidiary.

   Georgia law requires directors to discharge their duties in a manner they believe in good faith to be in the best interest of the corporation, and with the care which an ordinarily prudent person in a like position would exercise under similar circumstances under the current Articles of the Company, an action may be brought against a director for breach of his duties by a shareholder in a derivative action on behalf of the corporation. Should the Board of Directors fail to exercise such care, the Board's actions could be enjoined or rescinded by court order or the directors could be personally sued for damages.

   Pursuant to Georgia law, the amendment would eliminate or limit the personal liability of a director to the Company or its shareholders for mone-tary damages for breach of the duty of care or other duty as a director. As provided by law, the amendment would not eliminate or limit the liability of a director for appropriating, in violation of his duties, any business opportunity of the Company, engaging in intentional misconduct or a knowing violation of law, obtaining an improper personal benefit, or authorizing a dividend, stock repurchase or redemption or a distribution of assets that is illegal under Section 14-2-832 of the Georgia Code. Therefore, even if the proposed amendment were adopted, liability for monetary damages on any of these grounds would still exist. Liability for monetary damages for violations of federal securities laws would also be unaffected. Furthermore, the proposed amendment would not limit or eliminate the right of the Company or any shareholder to seek an injunction, a rescission or any other equitable (non-monetary) relief in the event of a breach of a director's fiduciary duties. In addition, pursuant to Georgia law, the amendment may not eliminate or limit the liability of any director for any act or omission that occurred prior to the date on which the amendment is approved by shareholders.

   The Board believes that the amendment to eliminate director's potential liability for monetary damages to the Company is desirable due to significant increases in the number and magnitude of lawsuits against directors. Although the Company has been able to attract and retain directors, obtain directors' liability insurance and there has been no actual or threatened litigation involving the Company's directors, the Board nevertheless believes that these changes may threaten the quality and stability of the governance of the Company because directors may be deterred from serving or from making entrepreneurial decisions because of the threat of personal liability.

   While the Board believes that the amendment is in the best interest of the shareholders as outlined herein as well as the Company, such an amendment will limit the remedies available to a shareholder dissatisfied with Board decisions protected by the amendment, including responses to any takeover proposals for the Company. A shareholder's only remedy under the Georgia Code in such circumstances would be to sue to stop the completion of the Board's action if the proposed amendment were adopted. In many instances, this remedy may not be effective. Shareholders, for example, may not be aware of a transaction or an event until it is too late to be prevented. In these cases, shareholders in the Company could be injured by, and yet have no effective remedy under the Georgia Code for, a Board decision which is negligent or even grossly negligent, to the extent that such negligence is not deemed to constitute intentional misconduct. In addition, although the Board anticipates that the amendment may have positive effects outlined above, no assurances can be given that such results would be achieved.

      The Board believes that the level of fiduciary responsibility exercised by directors stems primarily from their desire to act in the best interests of the Company. Consequently, the Board believes that the level of fiduciary responsibility exercised by directors will not be diminished by the proposed amendment to limit director's liability.

      The full text of the proposed amendment to the Articles of Incorporation is contained in Exhibit C to the Proxy Statement and is incorporated herein by reference.

      Adoption of the foregoing amendment to the Company's Articles of Incorporation requires the approval of the holders of a majority of the issued and outstanding shares of Common Stock. Abstentions and broker non-voters will be included in determining whether a quorum is present at the meeting, but would have the effect of votes against the proposal. The Board of Directors recommends that shareholders vote "FOR" the proposed amendment to the Articles of Incorporation to limit the personal monetary liabilities of the directors, as described above. Unless indicated otherwise, proxies will be voted "FOR" the proposal.

Proposal 6 - Amendment to Articles of Incorporation to Require Vote of Holders of 80% of the Issued and Outstanding Shares Entitled to Vote Thereon to Amend Articles of Incorporation or By-Laws.

   The Board of Directors proposes that the shareholders adopt an amendment to the Company's Articles of Incorporation that would specifically provide that the neither the Articles of Incorporation nor the By-Laws of the Company can be amended without the affirmative vote the holders of 80% of the shares issued and outstanding and entitled to vote thereon. The Georgia Code provides that unless the Articles of Incorporation provide otherwise, the Articles of Incorporation and the By-Laws can be amended by the affirmative vote of the holders of a majority of the shares issued and outstanding. This provision would protect defensive measures included in the Articles or By-Laws, including the ones proposed for shareholder approval at the annual meeting, by making more difficult future amendments to the Articles of Incorporation or the By-Laws that could result in the deletion or revision of such defensive measures. At the 1995, 1994 and 1993 annual meetings of shareholders, 83.2%, 83.9% and 81%, respectively, of the issued and outstanding shares of common stock were voted at the meetings.

      The proposal, however, could allow the holders of 21% of the outstanding capital stock to exercise an effective veto over a proposed amendment to the Articles of Incorporation or the By-Laws, despite the fact that the holders of 79% of the shares favor the proposal; however, the Board believes that the protection gained by implementing the proposal would outweigh this potential disadvantage, because, without the implementation of this amendment, a potential hostile acquiror could effectively overturn all protective aspects of the Articles of Incorporation and the By-Laws merely by obtaining 51% of the outstanding shares entitled to vote thereon.

      The full text of the proposed amendment to the Articles of Incorporation is contained in Exhibit D to the Proxy Statement and is incorporated herein by reference.


      Adoption of the foregoing amendment to the Company's Articles of Incorporation requires the approval of the holders of a majority of the issued and outstanding shares of Common Stock. Abstentions and broker non-votes will be included in determining whether a quorum is present at the meeting, but would have the effect of votes against the proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF 80% OF THE OUTSTANDING SHARES ENTITLED TO VOTE THEREON TO AMEND THE ARTICLES OF INCORPORATION OR THE BY-LAWS OF THE COMPANY. UNLESS A VOTE "AGAINST" OR AN ABSTENTION IS INDICATED ON A PROXY, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL.


Proposal 7 - Amendment to Articles of Incorporation to require prior approval of 75% of the Board or a 75% vote of all shares and a 75% vote of disinterested shares for a business combination with an interested shareholder.

      The Board of Directors recommends that a new Article IX be added to the Company's Articles of Incorporation. Proposed Article IX (the "Supermajority Amendment") would require that certain procedural safeguards for the protection of noncontrolling shareholders be observed by an Interested Shareholder (as defined below) seeking to effect certain business combinations. Under the Supermajority Amendment, if a proposed Business Combination (as defined below) is not approved by three-fourths of all directors, the Business Combination must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares of Common Stock of the Company, including the affirmative vote of the holders of at least 75% of the outstanding shares of Common Stock held by shareholders other than the controlling shareholder.


   Increase of Shareholder Vote for Certain Business Combinations. At the present time, Georgia law and the Company's Articles of Incorporation require that after the Board of Directors (i) adopts a plan of merger or share exchange or (ii) approves the sale, lease, exchange or other disposition of all or substantially all of the Company's property, such plan of merger or share exchange or disposition of property must be approved by the vote of the holders of at least a majority of the outstanding common stock of the Company (except that (i) a parent corporation owning at least 90 percent of the outstanding shares of each class of a subsidiary corporation may merge the subsidiary into itself or (ii) if the Company is insolvent the Board of Directors may approve the sale, lease, exchange or other disposition of all or substantially all of the Company's property without approval of any shareholders). Other business combinations do not require shareholder approval under Georgia law or the Company's present Articles of Incorporation. The Supermajority Amendment would require the approval of the holders of at least 75% of the outstanding shares of Common Stock of the Company, including the affirmative vote of the holders of at least 75% of the outstanding shares of Common Stock other than shares held by an Interested Shareholder (the "75%/75% shareholder vote") for a Business Combination involving an Interested Shareholder, unless the transaction is approved by three-fourths of all directors. In the event the transaction is so approved by the directors, the normal majority requirements of Georgia law would apply or, for certain transactions as noted above, no shareholder vote would be necessary. Thus, depending upon the circumstances, the Supermajority Amendment could require the 75%/75% shareholder vote for a business combination involving an Interested Shareholder, where presently
(as described above), either a majority vote or no vote is presently required under Georgia law or the Company's Articles of Incorporation.

      A "Business Combination" includes:

(i) any merger or consolidation of the Company or any Subsidiary (as defined in Exhibit E) with (a) any Interested Shareholder or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as defined in Exhibit E) of an Interested Shareholder which is, or after such merger or consolidation would be, an Affiliate or an Interested Shareholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Company or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

(iii) the issuance or transfer by the Company or any Subsidiary (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

      An "Interested Shareholder" will include any person (other than the Company, any Subsidiary or either the Company or any Subsidiary acting as trustee or in a similar fiduciary capacity) who or which:

(i)   is the beneficial owner of more than 10% of the outstanding Common
Stock; or

(ii) is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the then outstanding Common Stock; or

(iii) acquired any shares of Common Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such acquisition shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1993.

      Exceptions to the Supermajority Requirements. The 75%/75% shareholder vote would not be required if the transaction is approved by three-fourths of all directors.


      One purpose of proposed Article IX is to discourage attempts by other corporations or groups to acquire control of the Company, without negotiation with management, through the acquisition of a substantial number of shares of the Company's stock followed by a forced merger. The Board of Directors believes that such a merger generally is not in the best interests of the Company or its shareholders because such transactions often treat minority shareholders unfairly. Such forced mergers may result in noncontrolling shareholders being cashed out at a price less than that paid to holders of a controlling interest in the Company or the consideration paid to shareholders in a forced merger might be illiquid securities. The Board currently believes that a transaction that is fair to all shareholders would be priced at a level in and a form of consideration and undertaken at a time that takes into account all of the Company's constituencies as well as the short and long term prospects for the Company, as well as all other factors relevant at the time.

        A merger transaction effected without negotiations with the Board of Directors might be in the interests of shareholders where management refuses to consider a legitimate business combination transaction. The Supermajority Amendment would make it more difficult to effect such a merger and may therefore discourage any attempt to do so. Proposed Article IX would also serve to reduce the danger of possible conflicts of interest between the Interested Shareholder on the one hand and the Company and its other shareholders on the other.

      Shareholders should recognize that adoption of the Supermajority Amendment could enable a minority of the shareholders of the Company to prevent a transaction favored by a majority of the shareholders.
Additionally, in some circumstances, the Board of Directors could, by withholding its consent to such a transaction, cause the 75%/75% shareholder vote to be required to approve the transaction, thereby enabling management to retain control over the affairs of the Company and their present positions with the Company.

      Tender offers or other nonopen market acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. The Supermajority Amendment may discourage such purchases, particularly those of less than all the Company's shares, and may thereby deprive holders of the Company's stock of an opportunity to sell their stock at a temporarily higher price, because of the potentially higher vote requirements for shareholder approval of any subsequent Business Combination. The Supermajority Amendment may therefore decrease the likelihood that a tender offer will be made and, as a result, may adversely affect the shareholders who would desire to participate in a tender offer.

      Another effect of adoption of the Supermajority Amendment would be to give veto power to the holders of a majority of the outstanding Common Stock with respect to a Business Combination which is opposed by the directors, but which a majority of shareholders may believe to be desirable and beneficial. In addition, since only the directors would have the authority to eliminate the 75%/75% shareholder vote required by the Supermajority Amendment through their power to approve Business Combinations, the Supermajority Amendment may tend to insulate current management against the possibility of a takeover bid which would result in their removal.

      The full text of the proposed amendment to the Articles of Incorporation is contained in Exhibit E to the Proxy Statement and is incorporated herein by reference.

      Adoption of the foregoing amendment to the Company's Articles of Incorporation requires the approval of the holders of a majority of the issued and outstanding shares of Common Stock. Abstentions and broker non-votes will be included in determining whether a quorum is present at the meeting, but would have the effect of votes against the proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE SUPERMAJORITY PROVISION OF SECTION IX OF THE ARTICLES OF INCORPORATION. UNLESS A VOTE "AGAINST" OR AN ABSTENTION IS INDICATED ON A PROXY, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL.


Proposal 8 - Removal of Directors only for Cause Upon Approval of Holders of 80% of Outstanding Shares Entitled to Vote Thereon.


      The Board of Directors recommends that shareholders adopt an amendment to the Articles of Incorporation to provide that any director or the entire board of directors may only be removed for cause upon the approval of the holders of 80% of the outstanding shares entitled to vote thereon, as allowed by the Georgia Code. The Company's Articles of Incorporation and Bylaws currently provide that the holders of a majority of the issued and outstanding Common Stock can remove a director without cause.


   This proposal is designed to prevent a significant shareholder from avoiding Board scrutiny of a proposed business combination by merely removing directors with conflicting views. This proposal is similar to Proposal No. 6, also being considered at the annual meeting, which requires an 80% vote to amend the Company's Articles of Incorporation or By-laws. Both proposals are designed to ensure the effective use of the protective measures such as the Business Judgment Amendment and the Supermajority Amendment. This provision would encourage individuals or groups who desire to propose takeover bids or similar transactions to negotiate with the Board of Directors. This amendment would make it more difficult for the shareholders to remove a member of the Board of Directors than to elect one.

  The addition of the "for cause" requirement to remove a director means that the shareholders must have some expressed reason to remove the director. These reasons could include, but would not be limited to, finding that the director committed some action harmful to the Company or committed a crime or some action involving fraud, dishonesty, gross negligence, willful misconduct, moral turpitude.

   The potential disadvantage of this provision is that outside of the context of an acquisition attempt, it may make serve as an impediment to a more legitimate need to remove a director; however this disadvantage is lessened because shareholders may elect the full Board at the annual meeting each year by a plurality vote. Thus, if a significant shareholder nominates directors in accordance with procedures in the bylaws he could elect new members of the Board at an annual meeting. Additionally, under the proposed amendment, a director could retain his or her position on the Board of Directors despite the fact that 79.9% of the shareholders may support his or her removal.

      The full text of the proposed amendment to the Articles of Incorporation is contained in Exhibit F to the Proxy Statement and is incorporated herein by reference.


   Adoption of the foregoing amendment to the Company's Articles of Incorporation requires the approval of the holders of a majority of the issued and outstanding shares of Common Stock. Abstentions and broker non-votes will be included in determining whether a quorum is present at the meeting, but would have the effect of votes against the proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO PROVIDE THAT DIRECTORS CAN BE REMOVED ONLY FOR CAUSE BY THE AFFIRMATIVE VOTE OF HOLDERS OF 80% OF THE OUTSTANDING SHARES ENTITLED TO VOTE THEREON. UNLESS A VOTE "AGAINST" OR AN ABSTENTION IS INDICATED ON A PROXY, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL.

INFORMATION  CONCERNING  THE  COMPANY'S  ACCOUNTANTS

     Draffin & Tucker was the principal independent public accountant for the Company during the year ended December 31, 1995. Representatives of Draffin & Tucker are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Company anticipates that Draffin & Tucker will be the Company's accountants for the current fiscal year.


                            SHAREHOLDER  PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by November 14, 1996, in order to be eligible for inclusion in the Company's Proxy Statement and Proxies for that meeting.

             OTHER  MATTERS  THAT  MAY  COME  BEFORE  THE  MEETING

     Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. If any other matters should be presented for consideration and voting, however, it is the intention of the persons named as proxies in the enclosed Proxy to vote in accordance with their judgment as to what is in the best interest of the Company.

                        By order of the Board of Directors,




                        John H. Clark


                        President
April __, 1996

                            APPENDIX A

               Georgia Dissenters' Rights Statutes


14-2-1301.  Definitions.

As used in this article, the term:

     (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

     (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code
Sections 14-2-1320 through 14-2-1327.

     (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

     (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

     (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (8) "Shareholder" means the record shareholder or the beneficial shareholder. (Code 1981, Section 14-2-1301, enacted by Ga. L. 1988, p. 1070, Section 1; Ga. L. 1993, p. 1231, Section
16.)

14-2-1302.  Right to dissent.

     (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

               (A)  If approval of the shareholders of the
          corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

               (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

               (A) Alters or abolishes a preferential right of the shares;

               (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

               (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

               (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

               (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code
          Section 14-2-604; or

               (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

     (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise. (Code 1981, Section 14-2-1302, enacted by Ga. L. 1988, p. 1070, Section 1; Ga. L. 1989, p. 946, Section 58.)

14-2-1303. Dissent by nominees and beneficial owners.

          A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. (Code 1981, Section 14-2-1303, enacted by Ga. L. 1988, p. 1070, Section 1.)

14-2-1320. Notice of dissenters' rights.

     (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken. (Code 1981, Section 14-2-1320, enacted by Ga. L. 1988, p. 1070,
Section 1; Ga. L. 1993, p. 1231, Section 17.)

14-2-1321. Notice of intent to demand payment.

     (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2) Must not vote his shares in favor of the proposed action.

     (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article. (Code
1981, Section 14-2-1321, enacted by Ga. L. 1988, p. 1070, Section
1.)


14-2-1322. Dissenters' notice.

     (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

     (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;



         (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4)  Be accompanied by a copy of this article.  (Code
     1981, Section 14-2-1322, enacted by Ga. L. 1988, p. 1070,
     Section 1.)


14-2-1323. Duty to demand payment.

     (a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

     (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article. (Code 1981, Section 14-2-1323, enacted by Ga. L. 1988, p. 1070, Section 1.)


14-2-1324. Share restrictions.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action. (Code 1981, Section 14-
2-1324, enacted by Ga. L. 1988, p. 1070, Section 1.)


14-2-1325. Offer of payment.

     (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b)  The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3)  An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

          (5)  A copy of this article.

     (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later. (Code 1981, Section 14-2-1325, enacted by Ga. L. 1988, p. 1070, Section 1; Ga. L. 1989, p. 946, Section 59; Ga. L. 1993, p.
1231, Section 18.)

14-2-1326. Failure to take action.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code
Section 14-2-1322 and repeat the payment demand procedure.  (Code
1981, Section 14-2-1326, enacted by Ga. L. 1988, p. 1070, Section
1; Ga. L. 1990, p. 257, Section 20.)


14-2-1327. Procedure if shareholder dissatisfied with payment or offer.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

     (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due. (Code 1981, Section 14-2-1327, enacted by Ga. L. 1988, p. 1070, Section 1; Ga. L. 1989, p. 946, Section 60; Ga. L.
     1990, p. 257, Section 21; Ga. L. 1993, p. 1231, Section 19.)

14-2-1330.  Court action.

     (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding, which shall be a non-jury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment. (Code 1981, Section 14-2-1330, enacted by Ga. L. 1988, p. 1070, Section 1; Ga. L. 1989, p. 946, Section 61; Ga. L. 1993,
p. 1231, Section 20.)

14-2-1331.  Court costs and counsel fees.

     (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

     (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable;

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections
     14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. (Code 1981, Section 14-2-1331, enacted by Ga. L. 1988, p. 1070, Section 1.)

14-2-1332.  Limitation of actions.

          No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322. (Code 1981, Section 14-2-1332, enacted by Ga. L. 1988, p. 1070, Section 1.)

Exhibit A

As amended, Section V of the Articles of Incorporation would read, in its entirety, as follows:

"V.

      The corporation shall have the authority to issue not more than 8,000,000 shares, consisting of 5,000,000 shares to be known as common stock, having a par value of $1.00 per share and 3,000,000 shares of preferred stock, having a par value of $1.00 (herein called the "Preferred Stock"). Except as otherwise required by law or as provided in this Article V, holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's shareholders. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, and the payment of any liquidation preference with respect to any other class of capital stock of the Corporation which has a liquidation preference over the Common Stock, the remaining assets and funds of the Corporation shall be divided equally among and paid ratably to the holders of the Common Stock as a single class. All cross-references in each subdivision of this Section V. refer to other paragraphs in such subdivision unless otherwise indicated.

      Subject to the provisions of any applicable law and these Articles of Incorporation (as from time to time amended), shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors. The Board of Directors is authorized to determine or alter the designations, voting powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations and restrictions on such rights, as the Board of Directors may authorize by resolutions duly adopted prior to the issuance of any shares of a series of Preferred Stock, including, but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series (except that any decrease in the number of shares constituting such series shall not be below the number of shares of such series then outstanding); (ii) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple votes per share; (iii) the dividend rate on the shares of any such series, any restrictions, limitations, or conditions upon the payment of such dividends, whether such dividends shall be cumulative, the relative priority of the payments of dividends, if any, and the dates on which such dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution, or winding-up of the Company, or the distribution of its assets; (vii) the prices or rates of conversion at which, and the terms and conditions on which, the shares are convertible; and (viii) any other relative preferences, rights, restrictions, or limitations of that series, including, without limitation, any obligation of the Corporation to repurchase shares of that series upon the occurrence of specified events.

      The Corporation may purchase its own shares of capital stock out of unreserved and unrestricted earned surplus and capital surplus available therefor and as otherwise provided by law.

      The Board of Directors may from time to time distribute to shareholders out of capital surplus of the Corporation a portion of its assets, in cash or in property."

Exhibit B

As amended, a new Section VI would be added to the Articles of Incorporation and would read, in its entirety, as follows:

"VI

      In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors of the Corporation, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its Shareholders, may consider interests of the employees, customers, suppliers, and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that such consideration shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.


Exhibit C

As amended, a new Section VII would be added to the Articles of Incorporation and would read, in its entirety, as follows:

"VII

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director, provided, that this provision shall eliminate or limit the liability of a director only to the extent permitted from time to time by the Georgia Business Corporation Code or any successor laws or laws."

Exhibit D

      As amended, a new Section VIII would be added to the Articles of Incorporation and would read, in its entirety, as follows:

"VIII

Except as otherwise provided by law, any amendment or repeal of any provision of the Articles of Incorporation or the By-Laws of the Corporation requires the affirmative vote of holders of 80% of the shares of capital stock of the Corporation then issued and outstanding and entitled to vote on such matters."


Exhibit E

As amended, a new Section IX would be added to the Articles of Incorporation and would read, in its entirety, as follows:

"IX.
      I.(A)In addition to any affirmative vote required by law, and subject to the provisions of any series of Preferred Stock which may at the time be outstanding, the affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock of the Corporation and the affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock of the Corporation other than those beneficially owned (as defined below) by an Interested Shareholder (as defined below) (the "two-tier requirement"), shall be required for the approval or authorization of any Business Combination (as defined below) of the Corporation with such Interested Shareholder; provided that the two-tier voting requirement shall not be applicable if the Business Combination was approved by three-fourths of all Directors.

      (B)The term "Business Combination" as used in this Article IX shall mean:
      (i)any merger or consolidation of the Corporation or any Subsidiary (as hereafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or
      (ii)any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or
      (iii)the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or
      (iv)the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or
      (v)any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

II.   For purposes of this Article IX:

      (A)A "person" shall mean any individual, firm, corporation or other entity.
      (B)"Interested Shareholder" shall mean any person (other than the Corporation, any Subsidiary or either the Corporation or any Subsidiary acting as Trustee or in a similar fiduciary capacity) who or which:
      (i)is the beneficial owner of more than 10% of the outstanding Common Stock; or
      (ii)is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the then outstanding Common Stock; or
      (iii)acquired any shares of Common Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such acquisition shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1993.
      (C)A person shall be a "beneficial owner" of any Common Stock:
      (i)which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or
      (ii)which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or
      (b) the right to vote pursuant to any agreement, arrangement or understanding; or
      (iii)which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.
      (D)For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section II, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C(ii)(a) of this Section II but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

      (E)
            (i)An "Affiliate" of a specified person is a person that directly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.
      (ii)The term "Associate" used to indicate a relationship with any person means (1) any firm, corporation or other entity (other than the Corporation or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and
      (3) any relative or spouse or such person, or any relative of such spouse who has the same home as such person.
      (F)"Subsidiary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the Corporation unless owned solely as trustee or other similar fiduciary capacity.
      (G)"Fair Market value" means: (i) in the case of stock, the closing sales price of a share of such stock on the Composite Tape on the New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the closing sales price or the sales price or the average of the bid and asked prices reported with respect to a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and
      (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.
      (H)The term "acquire" or "acquired" means the acquisition of beneficial ownership.
      (I)The Directors of the Corporation shall have the power and duty to determine for the purposes of this Article IX, on the basis of information known to them after reasonable inquiry, (i) whether a person is an Interested Shareholder, (ii) the number of shares of Common Stock beneficially owned by any person, (iii) whether a person is a Affiliate or Associates or another, and (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.
      (K)Nothing contained in this Article IX shall be construed to relieve any Interested Shareholder of any of its Affiliates or Associates from any fiduciary obligation imposed by law.

Exhibit F

      As amended, a new Section X would be added to the Articles of Incorporation and would read, in its entirety, as follows:

"X

"A director of the Corporation may be removed only for cause and upon the affirmative vote of the holders of 80% of the issued and outstanding shares entitled to vote on such matter."

                           COMMON STOCK
                                OF
             SOUTHWEST GEORGIA FINANCIAL CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1996
ANNUAL MEETING OF SHAREHOLDERS.

     The undersigned hereby appoint(s) E. J. McLean, Jr. and John
J. Cole, Jr., or either of them with power of substitution to each, as Proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of SOUTHWEST GEORGIA FINANCIAL CORPORATION (the "Company") to be held on April 30, 1996, and any adjournment thereof.

1.   Election of Directors (Please check either A or B)

     A.             I (we) grant authority to vote FOR all
                    nominees for director listed below except as marked to the contrary in the space provided:

                    Albert W. Barber; Leo T. Barber, Jr.; R.
                    Bradford Burnette; John H. Clark; Robert M.
                    Duggan; E. J. McLean, Jr.; Glenn D. Moon;
                    Richard L. Moss; Lee C. Redding; Roy H. Reeves; Jack Short; and Johnny R. Slocumb.

                    Instructions: To withhold authority to vote for any of the individual nominees listed above, write the name(s) of the nominee(s) on the lines provided below.


________________________________________________________________

________________________________________________________________

________________________________________________________________

      B.             I (we) withhold authority to vote for all of
                    the nominees listed above.

          THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

2. Amendment of the Company's Articles of Incorporation to authorize the issuance of up to 3,000,000 shares of Preferred Stock, $1.00 par value per share (Please check either A, B, or C)

     A.   ____      FOR

     B.   ____      AGAINST

     C.   ____      ABSTAIN


3. Amendment of the Company's Articles of Incorporation to authorize the Board of Directors to consider constituencies when evaluating a business combination proposal (Please check either A, B, or C)

     A.  ____       FOR

     B.  ____       AGAINST

     C.  ____       ABSTAIN

                           COMMON STOCK
                                OF
             SOUTHWEST GEORGIA FINANCIAL CORPORATION


4. Amendment of the Company's Articles of Incorporation to eliminate cumulative voting for directors (Please check either A, B, or C)

     A.  ____       FOR

     B.  ____       AGAINST

     C.  ____       ABSTAIN

5. Amendment of the Company's Articles of Incorporation to provide for the limitation of director liability (Please check either A, B, or C)

     A.  ____      FOR

     B.  ____      AGAINST

     C.  ____      ABSTAIN

6. Amendment of the Company's Articles of Incorporation to require the affirmative vote of the holders of 80% of the issued and outstanding shares entitled to vote thereon to amend the Articles of Incorporation or the By-Laws of the Company (Please check either A, B, or C)

     A.  ____       FOR

     B.  ____       AGAINST

     C.  ____       ABSTAIN

7. Amendment of the Company's Articles of Incorporation to enact a provision to govern potential business combination transactions with interested shareholders (Please check either A, B, or
C)

     A.  ____       FOR

     B.  ____       AGAINST

     C.  ____       ABSTAIN

8. Amendment of the Company's Articles of Incorporation to provide that directors can be removed only for cause by the affirmative vote of the holders of 80% of the issued and outstanding shares entitled to vote thereon (Please check either A, B, or C)

     A.  ____       FOR

     B.  ____       AGAINST

     C.  ____       ABSTAIN

                           COMMON STOCK
                                OF
             SOUTHWEST GEORGIA FINANCIAL CORPORATION

 9. In the discretion of management, to adjourn the Annual Meeting to permit solicitation of additional proxies in the event there are not sufficient affirmative votes to approve one or more amendments to the Articles of Incorporation. (Please check either A, B, or C)

     A.  _____          FOR

     B.  _____          AGAINST

     C.  _____          ABSTAIN


10.   Other Matters to Come Before the Meeting

     I (we) grant the Proxies authority to vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting.

     THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE
     FOREGOING PROPOSALS AND, UNLESS THE VOTE OF THE SHAREHOLDER INDICATES OTHERWISE, THIS PROXY WILL BE SO VOTED.






                                        X  _____________________________



                                        X  _____________________________

                                        Please sign this Proxy exactly as
                                        name appears at left.  In the case
                                        of joint tenants, each joint owner
                                        must sign. Note: When signing as an
                                        attorney, trustee, administrator or
                                        guardian, please give your title as
                                        such.

                                        Date Signed: _____________________

                         COMMON STOCK OF
             SOUTHWEST GEORGIA FINANCIAL CORPORATION

           DIRECTIONS FOR VOTING COMMON STOCK ALLOCATED
            TO A PARTICIPANT'S ACCOUNT PURSUANT TO THE
             SOUTHWEST GEORGIA FINANCIAL CORPORATION
                  EMPLOYEE STOCK OWNERSHIP TRUST

A PROXY IS SOLICITED FROM SOUTHWEST GEORGIA BANK TRUST DEPARTMENT
AS TRUSTEE BY THE BOARD OF DIRECTORS FOR THE 1996 ANNUAL MEETING
OF SHAREHOLDERS.

     The undersigned participant in the Employee Stock Ownership Plan ("ESOP") hereby directs Southwest Georgia Bank Trust Department as Trustee of the Southwest Georgia Financial Corporation Employee Stock Ownership Trust to vote those shares of Common Stock of Southwest Georgia Financial Corporation allocated to the undersigned's account in connection with the Annual Meeting of Shareholders of SOUTHWEST GEORGIA FINANCIAL CORPORATION (the "Company") to be held on April 30, 1996, and any adjournment thereof.

1.   Election of Directors (Please check either A or B)

     A. I grant authority to vote FOR all nominees for director listed below except as marked to the contrary in the space provided:

                    Albert W. Barber; Leo T. Barber, Jr.; R.
                    Bradford Burnette; John H. Clark; Robert M.
                    Duggan; E. J. McLean, Jr.; Glenn D. Moon;
                    Richard L. Moss; Lee C. Redding; Roy H. Reeves; Jack Short; and Johnny R. Slocumb.

                    Instructions: To withhold authority to vote for any of the individual nominees listed above, write the name(s) of the nominee(s) on the lines provided below.

_________________________________________________________________________

_________________________________________________________________________

__________________________________________________________________________


     B. I withhold authority to vote for all of the nominees listed above.

          THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

2. Amendment of the Company's Articles of Incorporation to authorize the issuance of up to 3,000,000 shares of Preferred Stock, $1.00 par value per share (Please check either A, B, or C)

     A.  ____       FOR

     B.  ____       AGAINST

     C.  ____       ABSTAIN

                         COMMON STOCK OF
             SOUTHWEST GEORGIA FINANCIAL CORPORATION


3. Amendment of the Company's Articles of Incorporation to authorize the Board of Directors to consider constituencies when evaluating a business combination proposal (Please check either A, B, or C)

     A.   ____      FOR

     B.   ____      AGAINST

     C.   ____      ABSTAIN


4. Amendment of the Company's Articles of Incorporation to eliminate cumulative voting for directors (Please check either A, B, or C)

     A.  ____       FOR

     B.  ____       AGAINST

     C.  ____       ABSTAIN

5. Amendment of the Company's Articles of Incorporation to provide for the limitation of director liability (Please check either A, B, or C)

     A.  ____       FOR

     B.  ____       AGAINST

     C.  ____       ABSTAIN

6. Amendment of the Company's Articles of Incorporation to require the affirmative vote of the holders of 80% of the issued and outstanding shares entitled to vote thereon to amend the Articles of Incorporation or the By-Laws of the Company (Please check either A, B, or C)

     A.  ____       FOR

     B.  ____       AGAINST

     C.  ____       ABSTAIN

7. Amendment of the Company's Articles of Incorporation to enact a provision to govern potential business combination transactions with interested shareholders (Please check either A, B, or
C)

     A.  ____       FOR

     B.  ____       AGAINST

     C.  ____       ABSTAIN

                         COMMON STOCK OF
             SOUTHWEST GEORGIA FINANCIAL CORPORATION




 8. Amendment of the Company's Articles of Incorporation to provide that directors can be removed only for cause by the affirmative vote of the holders of 80% of the issued and outstanding shares entitled to
     vote thereon (Please check either A, B, or C)

     A.  ____       FOR

     B.  ____       AGAINST

     C.  ____       ABSTAIN

 9. In the discretion of management, to adjourn the Annual Meeting to permit solicitation of additional proxies in the event there are not sufficient affirmative votes to approve one or more amendments to the Articles of Incorporation. (Please check either A, B, or C)

     A.  _____          FOR

     B.  _____          AGAINST

     C.  _____          ABSTAIN


10.   Other Matters to Come Before the Meeting

     I grant the Trustee authority to vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting.

     THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE
     FOREGOING PROPOSALS AND, UNLESS THE VOTE OF THE SHAREHOLDER INDICATES OTHERWISE, THIS PROXY WILL BE SO VOTED.






                                X ___________________________________


                                Please sign this Proxy exactly as name appears at left. Note: When signing as an attorney, trustee, administrator or guardian, please give your title as such.

                                Date Signed: ________________________